Exhibit 31.2
CERTIFICATIONS
I, Jason N. Werth, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Lonestar Resources US Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 30, 2021	/s/ Jason N. Werth
Jason N. Werth
Chief Accounting Officer (Principal Financial Officer)